Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

December 2011 Performance Update

The Frontier Fund Supplement Dated December 31, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 2 Original

T H E   F R O N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	December 31, 2011 MTD	December 31, 2011 YTD	NAV/Unit
Balanced Series-2	-0.70%	-2.78%	$155.02
Balanced Series-2a	-0.72%	-3.97%	$128.35
Berkeley/Graham/Tiverton Series-2	0.69%	-15.10%	$111.84
Currency Series-2	1.63%	-8.20%	$87.61
Long/Short Commodity Series-2	-0.43%	5.68%	$161.97
Winton/Graham Series-2	1.63%	-9.95%	$129.70
Winton Series-2	1.80%	7.68%	$165.82

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of December 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(1,953,124.56)
Unrealized trading gain/(loss)	2,123,995.05
Less: commissions	(72,379.79)
Less: FCM fees	(38,915.96)
Foreign currency gain/(loss)	(128,725.14)
Interest income	15,655.79

Total Income	(53,494.61)
EXPENSES
Management fees	57,265.85
Incentive fees	325,775.89

Total Expenses	383,041.74

Net Income (Loss)	$(436,536.35)

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	405,511.54644	$63,304,276.27	156.11
Current month additions	8,074.20677	1,250,000.00
Current month redemptions	(4,793.04499)	(745,172.73)
Net Income (loss) for current month		(436,536.35)

Net Asset Value, end of current month	408,792.70822	$63,372,567.19	155.02

	Monthly rate of return		-0.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(86,900.36)
Unrealized trading gain/(loss)	94,219.20
Less: commissions	(3,208.48)
Less: FCM fees	(1,722.41)
Foreign currency gain/(loss)	(5,700.13)
Interest income	3,895.39

Total Income	583.21
EXPENSES
Trading fees	4,000.39
Management fees	2,535.94
Incentive fees	14,353.96

Total Expenses	20,890.29

Net Income (Loss)	$(20,307.08)

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	21,697.34932	$2,805,137.30	129.28
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(20,307.08)

Net Asset Value, end of current month	21,697.34932	$2,784,830.22	128.35

	Monthly rate of return		-0.72%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(111,719.33)
Unrealized trading gain/(loss)	169,956.47
Less: commissions	(7,524.97)
Less: FCM fees	(2,734.61)
Foreign currency gain/(loss)	(574.86)
Interest income	1,013.42

Total Income	48,416.12
EXPENSES
Management fees	17,972.87
Incentive fees	—

Total Expenses	17,972.87

Net Income (Loss)	$30,443.25

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	40,352.30572	$4,482,076.74	111.07
Current month additions	—	—
Current month redemptions	(711.46029)	(79,178.87)
Net Income (loss) for current month		30,443.25

Net Asset Value, end of current month	39,640.84543	$4,433,341.12	111.84

	Monthly rate of return		0.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	1,702.29
Net change in inter-series payables	—
Less: FCM fees	(60.99)
Interest income	1.71

Total Income	1,643.01
EXPENSES
Management fees	—
Incentive fees	—

Total Expenses	—

Net Income (Loss)	$1,643.01

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	1,173.64332	$101,172.21	86.20
Current month additions	—	—
Current month redemptions	(134.83893)	(11,808.50)
Net Income (loss) for current month		1,643.01

Net Asset Value, end of current month	1,038.80439	$91,006.72	87.61

	Monthly rate of return		1.63%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$106,224.52
Unrealized trading gain/(loss)	(92,847.42)
Less: commissions	(4,810.80)
Less: FCM fees	(5,634.81)
Foreign currency gain/(loss)	364.21
Interest income	15,590.50

Total Income	18,886.20
EXPENSES
Management fees	42,967.94
Incentive fees	16,130.47

Total Expenses	59,098.41

Net Income (Loss)	$(40,212.21)

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	57,096.80645	$9,288,075.82	162.67
Current month additions	—	—
Current month redemptions	(365.83587)	(59,101.24)
Net Income (loss) for current month		(40,212.21)

Net Asset Value, end of current month	56,730.97058	$9,188,762.37	161.97

	Monthly rate of return		-0.43%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(150,534.79)
Unrealized trading gain/(loss)	271,509.06
Less: commissions	(5,537.54)
Less: FCM fees	(3,676.36)
Foreign currency gain/(loss)	(36.71)
Interest income	3,102.41

Total Income	114,826.07
EXPENSES
Management fees	18,965.28
Incentive fees	—

Total Expenses	18,965.28

Net Income (Loss)	$95,860.79

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	46,948.00417	$5,991,846.46	127.63
Current month additions	—	—
Current month redemptions	(764.80556)	(97,539.32)
Net Income (loss) for current month		95,860.79

Net Asset Value, end of current month	46,183.19861	$5,990,167.93	129.70

	Monthly rate of return		1.63%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(48,848.46)
Unrealized trading gain/(loss)	274,275.90
Less: commissions	(726.32)
Less: FCM fees	(7,067.73)
Foreign currency gain/(loss)	(42.42)
Interest income	10,758.35

Total Income	228,349.32
EXPENSES
Management fees	20,426.88
Incentive fees	—

Total Expenses	20,426.88

Net Income (Loss)	$207,922.44

	Units	Dollars	$’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	70,758.92854	$11,524,952.22	162.88
Current month additions	—	—
Current month redemptions	(184.37002)	(30,549.28)
Net Income (loss) for current month		207,922.44

Net Asset Value, end of current month	70,574.55852	$11,702,325.38	165.82

	Monthly rate of return		1.80%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(7,976,125.72)
Unrealized trading gain/(loss)	8,662,066.64
Less: commissions	(296,062.36)
Less: FCM fees	(158,836.53)
Foreign currency gain/(loss)	(524,865.43)
Interest income	73,511.09

Total Income	(220,312.31)
EXPENSES
Trading fees	12,110.97
Management fees	233,728.87
Incentive fees	1,323,253.71
Broker service fees	466,907.19

Total Expenses	2,036,000.74

Net Income (Loss)	$(2,256,313.05)

	Units	Dollars	*Aggregate Unit Value $’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	1,981,982.53510	$261,144,214.20	131.76
Current month additions	10,178.73479	1,523,210.93
Current month redemptions	(39,147.19898)	(4,979,035.13)
Net Income (loss) for current month		(2,256,313.05)

Net Asset Value, end of current month	1,953,014.07091	$255,432,076.95	130.79

	Monthly rate of return		-0.74%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(985,930.78)
Unrealized trading gain/(loss)	1,508,924.84
Less: commissions	(67,164.79)
Less: FCM fees	(24,408.15)
Foreign currency gain/(loss)	(5,110.98)
Interest income	9,029.13

Total Income	435,339.27
EXPENSES
Management fees	160,526.20
Incentive fees	—
Broker service fees	87,761.59

Total Expenses	248,287.79

Net Income (Loss)	$187,051.48

	Units	Dollars	*Aggregate Unit Value $’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	433,338.69617	$40,093,460.21	92.52
Current month additions	38.34671	3,523.15
Current month redemptions	(7,202.73738)	(670,062.62)
Net Income (loss) for current month		187,051.48

Net Asset Value, end of current month	426,174.30550	$39,613,972.22	92.95

	Monthly rate of return		0.47%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	73,040.65
Net change in inter-series payables	—
Less: FCM fees	(2,639.64)
Interest income	72.89

Total Income	70,473.90
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	10,499.01

Total Expenses	10,499.01

Net Income (Loss)	$59,974.89

	Units	Dollars	*Aggregate Unit Value $’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	62,239.21220	$4,346,309.61	69.83
Current month additions	61.61673	4,326.15
Current month redemptions	(1,264.53222)	(91,253.67)
Net Income (loss) for current month		59,974.89

Net Asset Value, end of current month	61,036.29671	$4,319,356.98	70.77

	Monthly rate of return		1.34%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$805,314.86
Unrealized trading gain/(loss)	(702,375.56)
Less: commissions	(36,691.46)
Less: FCM fees	(80,896.25)
Foreign currency gain/(loss)	2,786.09
Interest income	119,080.30

Total Income	107,217.98
EXPENSES
Management fees	275,539.49
Incentive fees	122,785.66
Broker service fees	47,319.27

Total Expenses	445,644.42

Net Income (Loss)	$(338,426.44)

	Units	Dollars	*Aggregate Unit Value $’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	492,995.04566	$70,192,109.35	142.38
Current month additions	35,199.93948	5,091,016.93
Current month redemptions	(28,228.50835)	(3,983,972.90)
Net Income (loss) for current month		(338,426.44)

Net Asset Value, end of current month	499,966.47679	$70,960,726.94	141.93

	Monthly rate of return		-0.31%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(767,293.77)
Unrealized trading gain/(loss)	1,392,301.60
Less: commissions	(28,310.47)
Less: FCM fees	(18,800.87)
Foreign currency gain/(loss)	(209.71)
Interest income	15,855.47

Total Income	593,542.25
EXPENSES
Management fees	97,048.58
Incentive fees	—
Broker service fees	61,085.11

Total Expenses	158,133.69

Net Income (Loss)	$435,408.56

	Units	Dollars	*Aggregate Unit Value $’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	289,896.94566	$31,089,574.69	107.24
Current month additions	55.68148	5,873.92
Current month redemptions	(7,120.78113)	(757,170.51)
Net Income (loss) for current month		435,408.56

Net Asset Value, end of current month	282,831.84601	$30,773,686.66	108.81

	Monthly rate of return		1.46%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2011

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(209,363.55)
Unrealized trading gain/(loss)	1,174,339.39
Less: commissions	(3,112.82)
Less: FCM fees	(30,286.68)
Foreign currency gain/(loss)	(183.91)
Interest income	46,099.42

Total Income	977,491.85
EXPENSES
Management fees	87,608.74
Incentive fees	—
Broker service fees	94,022.35

Total Expenses	181,631.09

Net Income (Loss)	$795,860.76

	Units	Dollars	*Aggregate Unit Value $’s per unit
STATEMENT OF CHANGES IN NET ASSET VALUE
Net Asset Value, end of prior month	343,507.03497	$49,429,280.40	143.90
Current month additions	128.77394	18,188.52
Current month redemptions	(1,357.07543)	(195,205.19)
Net Income (loss) for current month		795,860.76

Net Asset Value, end of current month	342,278.73348	$50,048,124.49	146.22

	Monthly rate of return		1.62%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series